Exhibit 3.2

BYLAWS OF

Dropbox, Inc.

(effective as of March 5, 2025)

TABLE OF CONTENTS

Page

ARTICLE I - CORPORATE OFFICES		4

1.1	REGISTERED OFFICE	4
1.2	OTHER OFFICES	4

ARTICLE II - MEETINGS OF STOCKHOLDERS		4

2.1	PLACE OF MEETINGS	4
2.2	ANNUAL MEETING	4
2.3	SPECIAL MEETING	4
2.4	ADVANCE NOTICE PROCEDURES	5
2.5	NOTICE OF STOCKHOLDERS’ MEETINGS	10
2.6	QUORUM	10
2.7	ADJOURNED MEETING; NOTICE	11
2.8	CONDUCT OF BUSINESS	11
2.9	VOTING	11
2.10	STOCKHOLDER ACTION BY CONSENT WITHOUT A MEETING	12
2.11	RECORD DATES	12
2.12	PROXIES	13
2.13	LIST OF STOCKHOLDERS ENTITLED TO VOTE	13
2.14	INSPECTORS OF ELECTION	13

ARTICLE III - DIRECTORS		13

3.1	POWERS	13
3.2	NUMBER OF DIRECTORS	13
3.3	ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS	14
3.4	RESIGNATION AND VACANCIES	14
3.5	PLACE OF MEETINGS; MEETINGS BY REMOTE COMMUNICATION	14
3.6	REGULAR MEETINGS	14
3.7	SPECIAL MEETINGS; NOTICE	15
3.8	QUORUM; VOTING	15
3.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	15
3.10	FEES AND COMPENSATION OF DIRECTORS	15
3.11	REMOVAL OF DIRECTORS	16

ARTICLE IV - COMMITTEES		16

4.1	COMMITTEES OF DIRECTORS	16
4.2	COMMITTEE MINUTES	16
4.3	MEETINGS AND ACTION OF COMMITTEES	16
4.4	SUBCOMMITTEES	17

ARTICLE V - OFFICERS		17

5.1	OFFICERS	17
5.2	APPOINTMENT OF OFFICERS	17
5.3	SUBORDINATE OFFICERS	17
5.4	REMOVAL AND RESIGNATION OF OFFICERS	17

TABLE OF CONTENTS

(continued)

Page

5.5	VACANCIES IN OFFICES	18
5.6	REPRESENTATION OF SECURITIES OF OTHER ENTITIES	18
5.7	AUTHORITY AND DUTIES OF OFFICERS	18

ARTICLE VI - STOCK		18

6.1	STOCK CERTIFICATES; PARTLY PAID SHARES	18
6.2	SPECIAL DESIGNATION ON CERTIFICATES	19
6.3	LOST CERTIFICATES	19
6.4	DIVIDENDS AND OTHER DISTRIBUTIONS	19
6.5	TRANSFER OF STOCK	19
6.6	STOCK TRANSFER AGREEMENTS	20
6.7	REGISTERED STOCKHOLDERS	20

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER		20

7.1	NOTICE TO STOCKHOLDERS	20
7.2	NOTICE TO STOCKHOLDERS SHARING AN ADDRESS	20
7.3	NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL	20
7.4	WAIVER OF NOTICE	21

ARTICLE VIII - INDEMNIFICATION		21

8.1	Indemnification of Directors and Officers in Third Party Proceedings	21
8.2	Indemnification of Directors and Officers in Actions by or in the Right of the CORPORATION	21
8.3	Successful Defense	22
8.4	Indemnification of Others	22
8.5	Advance Payment of Expenses	22
8.6	Limitation on Indemnification	23
8.7	Determination; Claim	23
8.8	Non-Exclusivity of Rights	23
8.9	Insurance	24
8.10	Survival	24
8.11	Effect of Repeal or Modification	24
8.12	Certain Definitions	24

ARTICLE IX - GENERAL MATTERS		25

9.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	25
9.2	FISCAL YEAR	25
9.3	SEAL	25
9.4	CONSTRUCTION; DEFINITIONS	25

ARTICLE X - AMENDMENTS		25

ARTICLE XI - EXCLUSIVE FORUM		26

ARTICLE XII - ACQUISITION OF CONTROLLING INTEREST STATUTES		26

BYLAWS OF DROPBOX, INC.
(a Nevada corporation)

ARTICLE I - CORPORATE OFFICES

1.1            REGISTERED OFFICE

The registered office of Dropbox, Inc. (the “corporation”) shall be the street address of the corporation’s registered agent in the State of Nevada, as determined by the corporation’s board of directors (the “board of directors”) from time to time in accordance with the corporation’s articles of incorporation, as the same may be amended from time to time (the “articles of incorporation”) and the corporation’s bylaws, as the same may be amended from time to time (these “bylaws”).

1.2            OTHER OFFICES

The corporation may at any time establish other offices at any place or places either within or outside the State of Nevada.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1            PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 78.320(4) of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

2.2            ANNUAL MEETING

The annual meeting of stockholders shall be held each year. The board of directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board (as defined below), may cancel, postpone or reschedule any previously scheduled annual meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders. For purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.

2.3            SPECIAL MEETING

(i)            A special meeting of the stockholders, other than as may be required by the NRS, may be called at any time by (a) the board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, (b) the chairperson of the board of directors, (c) the chief executive officer or the president (in the absence of a chief executive officer) or (d) prior to the Final Conversion Date (as such term is defined in the articles of incorporation), by written request of the holders of at least 30% of the voting power of the corporation’s Class A Common Stock and Class B Common Stock, voting together as a single class, provided that such written request is in compliance with the requirements of Section 2.3(ii) of these bylaws, but a special meeting may not be called by any other person or persons. The board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii)            If any person(s) other than the board of directors calls a special meeting, the request shall:

(a)            be in writing;

(b)            specify the general nature of the business proposed to be transacted, subject to any additional applicable requirements as are set forth in Section 2.4(iii) and in Section 2.4(i)(b) (for the proposal of business other than nominations); and

(c)            be delivered personally or sent by registered mail to the secretary of the corporation.

Upon receipt of such a request, the board of directors shall determine the date, time and place (if any) of such special meeting, which must be scheduled to be held on a date that is not less than thirty (30) and not more than ninety (90) days after receipt by the secretary of the request therefor, and the secretary of the corporation shall prepare a proper notice thereof. No business may be transacted at such special meeting other than the business specified in the notice to stockholders of such meeting. A request to call a special meeting by any person other than the board of directors will not be valid unless made in accordance with the requirements and procedures set forth in this Section 2.3(ii).

(iii)            The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors, acting pursuant to a resolution adopted by a majority of the Whole Board, chairperson of the board of directors, chief executive officer or president (in the absence of a chief executive officer) or in the notice specified in Section 2.3(ii) above. Nothing contained in this Section 2.3(ii) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4            ADVANCE NOTICE PROCEDURES

(i)            Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s notice of annual meeting (or any supplement thereto), (B) by or at the direction of the board of directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(i), on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.4(i). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, and the rules and regulations thereunder, as amended and inclusive of such rules and regulations and any successor thereto (the “1934 Act”)) before an annual meeting of stockholders.

(a)            To comply with clause (C) of Section 2.4(i) above, a stockholder’s notice must set forth all information required under this Section 2.4(i) and must be timely received by the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.4(i)(a). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(b)            To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting to disclose the information contained in clauses (3) and (4) above as of such record date. For purposes of this Section 2.4, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c)            Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.4. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.4, and, if the chairperson should so determine, the chairperson shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(ii)            Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.4(ii) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the board of directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the board of directors or (B) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(ii), on the record date for the determination of stockholders entitled to notice of the annual meeting and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.4(ii). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a)            To comply with clause (B) of Section 2.4(ii) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.4(ii) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.4(i)(a) above; provided, however, that in the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, a stockholder’s notice required by this Section 2.4(ii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such Public Announcement is first made by the corporation.

(b)            To be in proper written form, such stockholder’s notice to the secretary must set forth:

(1)            as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between or among the stockholder, any nominee or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, including a description of any compensatory, payment or other financial agreement, arrangement or understanding involving the nominee and of any compensation or other payment received by or on behalf of the nominee, in each case in connection with candidacy or service as a director of the corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”), (F) a written statement executed by the nominee consenting to (x) being named as a nominee of such stockholder, (y) serving as a director of the corporation if elected and (z) being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the 1934 Act (“Rule 14a-19”) , and (H) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or re-election of the nominee as a director, or that is otherwise required, in each case pursuant to Section 14 of the 1934 Act; and

(2)            as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 2.4(i)(b) above, and the update and supplement referenced in the second sentence of Section 2.4(i)(b) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a representation and undertaking as to whether such stockholder or Stockholder Associated Person or others acting in concert with them intends, or are part of a group that intends, to (x) deliver a proxy statement or form of proxy to or otherwise solicit proxies from holders of at least the percentage of the voting power of the corporation’s then-outstanding stock required to elect such nominee(s) (which representation and undertaking must include a statement as to whether such stockholder or any Stockholder Associated Person intends to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a-19), or (y) otherwise solicit proxies from stockholders in support of such nomination (such information provided and statements made as required by Section 2.4(ii)(b)(1) and this Section 2.4(ii)(b)(2), a “Nominee Solicitation Statement”).

(c)            At the request of the board of directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given, (2) a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement and (3) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the timely furnishing of any such information, if requested, such stockholder’s nomination shall not be considered in proper form and shall be ineligible for consideration at the annual meeting pursuant to this Section 2.4(ii).

(d)            Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.4. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or if the Nominee Solicitation Statement applicable to such nominee or any other information provided to the corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, the chairperson shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(e)            No later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in such nominee(s) no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominee(s) proposed by such stockholder shall be ineligible for election at the annual meeting, and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum.

(iii)            Advance Notice of Director Nominations for Special Meetings.

(a)            For a special meeting of stockholders at which directors are to be elected pursuant to Section 2.3, nominations of persons for election to the board of directors shall be made only (1) by or at the direction of the board of directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.4(iii), on the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 2.4(ii)(b) and Section 2.4(ii)(c) above (with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this Section 2.4(iii)). To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the board of directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.4(iii). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or in any other notice to the corporation or if the Nominee Solicitation Statement applicable to such nominee or any other information provided to the corporation by or on behalf of such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. Any person nominated in accordance with this Section 2.4(iii) is subject to, and must comply with, the provisions of Section 2.4(ii)(c).

(b)            The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, the chairperson shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iv)          Other Requirements and Procedures.

(a)            In addition to the foregoing provisions of this Section 2.4, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of: (1) a stockholder to request the inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act or (2) the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

2.5            NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with NRS 78.370 (and shall contain or be accompanied by such additional information as may be required by, the NRS, including, without limitation, NRS 78.379, 92A.120 or 92A.410), and which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, provided, however, that (i) if a proposed plan of merger, conversion or exchange is to be submitted to a vote at the meeting, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenter’s rights is to be submitted to a vote at the meeting, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those statutory provisions. Except as otherwise provided in the NRS, the articles of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of, and to vote at, the meeting.

2.6            QUORUM

The holders of a majority of the voting power of the capital stock of the corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise required by law, the articles of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the articles of incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed, subject to NRS 78.350(5).

2.7            ADJOURNED MEETING; NOTICE

Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with the applicable provisions of NRS 78.370. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 60 days after the meeting date set for the original meeting, a new record date for the adjourned meeting must be set and notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with the applicable provisions of NRS 78.350 and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8            CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present. The chairperson of any meeting of stockholders shall be designated by the board of directors; in the absence of such designation, the chairperson of the board, if any, or the chief executive officer (in the absence of the chairperson of the board), or the president (in the absence of the chairperson of the board and the chief executive officer), or in their absence any other executive officer of the corporation, shall serve as chairperson of the stockholder meeting.

2.9            VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to NRS 78.352 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and NRS 78.365 (relating to voting trusts and other voting agreements). Except as otherwise provided by law, the articles of incorporation, these bylaws or the rules of any applicable stock exchange, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the articles of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the articles of incorporation, these bylaws or the rules of any applicable stock exchange.

2.10           STOCKHOLDER ACTION BY CONSENT WITHOUT A MEETING

Unless otherwise provided in the articles of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (i) shall be delivered to the corporation at the principal place of business of the corporation by hand or by certified or registered mail, return receipt requested and (ii) such consent must set forth or be delivered with information that enables the corporation to determine the date of delivery of such consent and the identity of the person giving such consent and, if such consent is given by a person authorized to act for a stockholder or member as proxy, such consent must comply with the applicable provisions of NRS 78.355. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be provided to stockholders if and to the extent required by law. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed in this Section 2.10 and applicable law within sixty (60) days of the first date on which a consent is so delivered to the corporation.

2.11           RECORD DATES

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of NRS 78.350 and this Section 2.11 at the adjourned meeting. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.12           PROXIES

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law submitted in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after six (6) months from its date, unless the proxy provides for a longer period, subject to applicable limitations under NRS 78.355. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with applicable law; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the applicable provisions of NRS 78.355.

2.13           LIST OF STOCKHOLDERS ENTITLED TO VOTE

The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

2.14           INSPECTORS OF ELECTION

Before any meeting of stockholders, the corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

3.1            POWERS

The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided in the NRS or the articles of incorporation.

3.2            NUMBER OF DIRECTORS

The board of directors shall consist of one or more individuals, each of whom shall be a natural person. Unless the articles of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution adopted by a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3            ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the articles of incorporation or these bylaws. The articles of incorporation or these bylaws may prescribe other qualifications for directors. If so provided in the articles of incorporation, the directors of the corporation shall be divided into three classes. Until such time, the directors of the corporation shall be elected at each annual meeting of stockholders to hold office until the next annual meeting and until their successors have been duly elected and qualified or until their earlier resignation or removal.

3.4            RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the chairperson of the board of directors (or, if none, to the chief executive officer of the corporation) or to the secretary of the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the notice of resignation, acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for re-election as a director may provide that it is irrevocable. Unless otherwise provided in the articles of incorporation or these bylaws, when one or more directors resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Unless otherwise provided in the articles of incorporation or these bylaws or permitted in the specific case by resolution of the board of directors, and subject to the rights of holders of Preferred Stock, vacancies occurring on the board of directors for any reason and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a vote of a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director, at any meeting of the board of directors, and not by stockholders. If the directors are divided into classes as provided by the articles of incorporation, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until such director’s successor shall have been duly elected and qualified.

3.5            PLACE OF MEETINGS; MEETINGS BY REMOTE COMMUNICATION

The board of directors may hold meetings, both regular and special, either within or outside the State of Nevada. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors may participate in a meeting of the board of directors by electronic communications, videoconferencing, teleconferencing or other available technology satisfying the applicable requirements of NRS 78.315(3), and such participation in a meeting shall constitute presence in person at the meeting.

3.6            REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7            SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairperson of the board of directors, the chief executive officer, the president, the secretary or a majority of the Whole Board. Notice of the time and place of special meetings of the board of directors shall be:

(i)            delivered personally by hand or by courier;

(ii)           sent by United States first-class mail, postage prepaid;

(iii)          sent by facsimile;

(iv)          sent by electronic mail; or

(v)           otherwise given by electronic transmission (as defined in NRS Chapter 75),

directed to each director at that director’s address, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records. If the notice is (i) delivered personally by hand or by courier, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such oral notice is given in person or by telephone at least 24 hours before the time of the holding of the special meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting, unless required by statute.

3.8            QUORUM; VOTING

At all meetings of the board of directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the articles of incorporation or these bylaws.

3.9            BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the articles of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board of directors consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by the applicable provisions of NRS 78.315. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be (i) revocable prior to its becoming effective and (ii) deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the board of directors in the same paper or electronic form as the minutes are maintained.

3.10           FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.11           REMOVAL OF DIRECTORS

Any director may be removed from office at any time, with or without cause, in accordance with NRS 78.335. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES

4.1            COMMITTEES OF DIRECTORS

The board of directors may, by resolution adopted by the affirmative vote of a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it.

4.2            COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings.

4.3            MEETINGS AND ACTION OF COMMITTEES

Unless otherwise specified by the board of directors, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)            Section 3.5 (place of meetings and meetings by telephone);

(ii)           Section 3.6 (regular meetings);

(iii)          Section 3.7 (special meetings and notice);

(iv)          Section 3.8 (quorum; voting);

(v)           Section 3.9 (action without a meeting); and

(vi)          Section 7.4 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, provided, however, that unless and to the extent provided in the resolutions of the board of directors designating a committee:

(i)             the time and place of regular meetings of such committee may be determined either by resolution of the board of directors or by resolution of such committee;

(ii)           special meetings of such committee may also be called by resolution of the board of directors; and

(iii)          notice of special meetings of such committee shall also be given to any and all alternate members of such committee, who shall have the right to attend all meetings of the committee.

The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

4.4            SUBCOMMITTEES

Unless otherwise provided in the articles of incorporation, these bylaws or the resolutions of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of at least one member of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V - OFFICERS

5.1            OFFICERS

The officers of the corporation shall be a president, a treasurer and a secretary, or the equivalents of such offices. The corporation may also have, at the discretion of the board of directors, a chairperson of the board of directors, a vice chairperson of the board of directors, a chief executive officer, a chief financial officer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers with such other titles as may be appointed from time to time in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2            APPOINTMENT OF OFFICERS

The board of directors shall appoint the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3            SUBORDINATE OFFICERS

The board of directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4            REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors or, except in the case of an officer chosen by the board of directors unless as otherwise provided by resolution of the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5            VACANCIES IN OFFICES

Any vacancy occurring in any office of the corporation shall be filled by the board of directors or as provided in Section 5.3.

5.6            REPRESENTATION OF SECURITIES OF OTHER ENTITIES

The chairperson of the board of directors, the chief executive officer, the president, any vice president, the chief financial officer or treasurer, the secretary or assistant secretary of the corporation, or any other person authorized by the board of directors or the chief executive officer, the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on this corporation in accordance with the governing documents of any entity or entities, standing in the name of this corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7            AUTHORITY AND DUTIES OF OFFICERS

All officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

ARTICLE VI - STOCK

6.1            STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the board of directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form. The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the corporation in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the corporation shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2            SPECIAL DESIGNATION ON CERTIFICATES

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as may be otherwise provided in NRS 78.235, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or the applicable provisions of the NRS, including NRS 78.235 and 78.242, or with respect to this Section 6.2, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3            LOST CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4            DIVIDENDS AND OTHER DISTRIBUTIONS

The board of directors, subject to any restrictions contained in the articles of incorporation or applicable law, may declare and pay dividends or other distributions upon the shares of the corporation’s capital stock. Dividends and distributions may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the articles of incorporation and the NRS. The board of directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5            TRANSFER OF STOCK

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, subject to Section 6.3 of these bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.6            STOCK TRANSFER AGREEMENTS

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the NRS.

6.7            REGISTERED STOCKHOLDERS

The corporation:

(i)             shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and

(ii)            shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER

7.1            NOTICE TO STOCKHOLDERS

Any notice to stockholders given by the corporation under any provision of the NRS, the articles of incorporation or these bylaws may be given in the manner set forth in NRS 78.370 and in accordance with the applicable provisions of NRS Chapter 75.

7.2            NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the NRS, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under the provisions of the NRS, the articles of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to notices given pursuant to Sections 78.220 or 78.685, or Chapter 104, of the NRS.

7.3            NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given under the NRS, the articles of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under the NRS, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4            WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the NRS, the articles of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, or the board of directors or a committee thereof, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the articles of incorporation or these bylaws.

ARTICLE VIII - INDEMNIFICATION

8.1            Indemnification of Directors and Officers in Third Party Proceedings

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the NRS, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2            Indemnification of Directors and Officers in Actions by or in the Right of the CORPORATION

Subject to the other provisions of this Article VIII, the corporation shall indemnify, to the fullest extent permitted by the NRS, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

8.3            Successful Defense

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent such person has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2 of these bylaws or in defense of any claim, issue or matter therein.

8.4            Indemnification of Others

Subject to the other provisions of this Article VIII, the corporation shall have power to advance expenses to and indemnify its employees and agents, or any other persons, to the extent not prohibited by the NRS or other applicable law. The board of directors shall have the power to delegate to any person or persons identified in subsections (3)(a) through 3(c) of NRS 78.7502 the determination of whether employees or agents shall be indemnified or receive an advancement of expenses.

8.5            Advance Payment of Expenses

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the NRS. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other current or former employees and agents of the corporation or by persons currently or formerly serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(ii) or Section 8.6(iii) prior to a determination that the person is not entitled to be indemnified by the corporation.

8.6            Limitation on Indemnification

Subject to the requirements in Section 8.3 and the NRS, the corporation shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(i)             for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)            for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)           for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)          initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

(v)           if prohibited by applicable law.

8.7            Determination; Claim

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within ninety (90) days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of such claimant’s entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8            Non-Exclusivity of Rights

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the NRS or other applicable law.

8.9             Insurance

The corporation may purchase and maintain insurance to the fullest extent permitted by the NRS on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the NRS.

8.10           Survival

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11           Effect of Repeal or Modification

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the articles of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

8.12           Certain Definitions

For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

ARTICLE IX - GENERAL MATTERS

9.1            EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the articles of incorporation or these bylaws, the board of directors may authorize any officer or officers, or agent or agents, or employee or employees, to enter into any contract or execute any document or instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2            FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

9.3            SEAL

The corporation may adopt a corporate seal, which shall be adopted and which may be altered by the board of directors. The corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4            CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the NRS shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise and a natural person. Any reference in these bylaws to a section of the NRS shall be deemed to refer to such section as amended from time to time and any successor provisions thereto. If any provision or provisions of these bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these bylaws (including, without limitation, each portion of any paragraph of the bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of the bylaws (including, without limitation, each such portion of any paragraph of the bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (b) for the benefit of the corporation to the fullest extent permitted by law.

ARTICLE X - AMENDMENTS

These bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the affirmative vote of the holders of at least two-thirds (2/3) of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the corporation to alter, amend or repeal, or adopt any provision of these bylaws. However, the corporation may, in its articles of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board of directors.

ARTICLE XI - EXCLUSIVE FORUM

Unless the corporation expressly consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of the State of Nevada, Clark County, Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action arising pursuant to any provision of the NRS or the articles of incorporation or these bylaws (as either may be amended from time to time), including any internal action (as defined in NRS 78.046), or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination). Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article IX. This provision shall be enforceable by any party to a claim covered by the provisions of this Article IX.

ARTICLE XII - ACQUISITION OF CONTROLLING INTEREST STATUTES

Notwithstanding any other provision in these Bylaws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive (or any successor statutes thereto), relating to acquisitions of controlling interests in the corporation, do not apply to the corporation or to any acquisition of shares of the corporation’s capital stock.

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